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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 13, 1998

                               OFFICELAND INC.
           (Exact name of registrant as specified in its charter)

                               Ontario, Canada
               (State or other jurisdiction of incorporation)

                                  86732971
                     (Canadian Federal Tax Account No.)

                        312 Dolomite Drive, Suite 212
                         Downsview, Ontario M3J 2N2
                  (Address of Principal Executive Offices)

     Registrant's telephone number, including area code: (416) 736-4000




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Item 2   Acquisition of Assets

     Pursuant to a Stock Purchase Agreement dated October 9, 1998, Officeland Inc. ("Officeland") acquired the stock of Telecom Corporation of Chicago on November 13, 1998 for the aggregate consideration of $3,100,000 in cash and 750,000 shares of Officeland common stock, plus an additional earn-out amount payable in cash or common shares subject to Telecom's future earnings. The acquisition was completed after Officeland received financing from investors associated with International Capital Partners, Inc., a Connecticut based investment management company. Telecom is a leading re-manufacturer and marketer of used fax machines, small copiers and printers.

Item 7   Exhibits

     1. Press release of Officeland Inc. dated November 16, 1998 announcing the acquisition of Telecom Corporation of Chicago.

     Additional exhibits and financial information will be filed by amendment.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              OFFICELAND INC.
                                              (Registrant)


Dated:       November 18, 1998                By:  /s/ Marvyn A. Budd
                                                   ------------------
                                                   Marvyn A. Budd,
                                                   Chief Executive Officer
                                                   President